UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2023

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	—	(1)

(1)	Attached to the Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The information in this Current Report on Form 8-K is being filed to update and supplement the proxy statement filed by Velodyne Lidar, Inc. (“Velodyne”) with the Securities and Exchange Commission (the “SEC”) on December 8, 2022 (the “Proxy Statement”), relating to Velodyne’s special meeting of stockholders to be held on January 26, 2023 in connection with the proposed combination (the “Transaction”) of Velodyne and Ouster, Inc. (“Ouster”) pursuant to the Agreement and Plan of Merger, dated as of November 4, 2022, by and among Velodyne, Ouster, Oban Merger Sub, Inc. (“Merger Sub”) and Oban Merger Sub II LLC (“Merger Sub II”) (as it may be amended from time to time, the “Merger Agreement”).

As of January 12, 2023, three lawsuits have been filed by purported Velodyne stockholders against Velodyne and the Velodyne board of directors relating to the Transaction and the other transactions contemplated by the Merger Agreement. As previously disclosed in the Proxy Statement, on December 1, 2022, a complaint was filed in the United States District Court for the Southern District of New York, captioned O’Dell v. Velodyne Lidar, Inc., et al., Civil Action No. 22-cv-10211 (the “O’Dell Complaint”). On December 20, 2022, a complaint was filed in the United States District Court for the Southern District of New York, captioned Carlisle v. Velodyne Lidar, Inc., et al., Civil Action No. 22-cv-10720 (the “Carlisle Complaint”). On December 29, 2022, a complaint was filed in the United States District Court for the District of Delaware, captioned Wheeler v. Velodyne Lidar, Inc., et al., Civil Action No. 22-cv-01641-UNA (the “Wheeler Complaint,” and together with the Carlisle Complaint and the O’Dell Complaint, the “Complaints”).

The complaints name as defendants Velodyne and the members of the Velodyne board of directors. The O’Dell Complaint also lists “Ouster Medical Inc. and affiliates” (sic) as defendants. Each of the Complaints alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder. The Complaints generally allege that the defendants filed a materially incomplete and misleading registration statement or proxy statement with the SEC. Each of the Complaints seeks injunctive relief preventing the consummation of the Transaction, unspecified damages and other relief.

As of January 12, 2023, eleven stockholder demand letters or draft complaints have been sent to Velodyne by a purported Velodyne stockholder in connection with the Transaction and the other transactions contemplated by the Merger Agreement. On December 1, 2022, a draft complaint was sent on behalf of John DeMarco. On December 2, 2022, a demand letter was sent on behalf of Matthew Whitfield. On December 5, 2022, a demand letter and draft complaint were sent on behalf of Alan Malott, a demand letter was sent on behalf of Sascha Mentkowski and a demand letter was sent on behalf of Michael Warren. On December 6, 2022, demand letters were sent on behalf of Marc Waterman and Hormoz Fathi (the “Fathi Demand”). On January 3, 2023, a demand letter was sent on behalf of Jordan Wilson. On January 6, 2023, a demand letter was sent on behalf of Robert Wilhelm. On January 9, 2023, a demand letter was sent on behalf of Lennart Larson and a demand letter and draft complaint was sent on behalf of Joseph Cristino. Each of the demand letters and draft complaints allege that the Proxy Statement was materially incomplete and demand additional disclosures be made prior to the Velodyne special meeting of stockholders on January 26, 2023. The Fathi Demand additionally seeks to inspect certain books and records of Velodyne purportedly under Section 220 of the Delaware General Corporation Law.

Velodyne may receive additional stockholder demand letters, and additional lawsuits related to the Transaction may be filed in the future.

Velodyne believes that the claims asserted in the demand letters and complaints are without merit and that no supplemental disclosure to the Proxy Statement is required under any applicable rule, statute, regulation or law. However, to, among other things, eliminate the burden, inconvenience, expense, risk and disruption of continuing litigation, and without admitting liability or wrongdoing, Velodyne has determined that it will make the below supplemental disclosures. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. The Velodyne board of directors continues to recommend unanimously that you vote “FOR” the proposals being considered at Velodyne’s special meeting of stockholders.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Proxy Statement. All page references in this Current Report on Form 8-K are to pages of the Proxy Statement, and all terms used in this Current Report on Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Proxy Statement. The inclusion in this Current Report on Form 8-K regarding certain summary unaudited prospective financial information in the Proxy Statement should not be regarded as an indication that any of Velodyne, Ouster or their respective affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material or to be reliably predictive of actual future results, and the unaudited prospective financial information should not be relied upon as such.

SUPPLEMENTAL DISCLOSURES

The disclosure on page 14 of the Proxy Statement in the section entitled “Questions and Answers” is hereby amended and supplemented as follows (with new text underlined and deleted text stricken):

Q:	Will Velodyne equity awards be affected by the mergers?

A:

At the effective time, all Velodyne options held by individuals who are eligible to be included as an “employee” in a registration statement filed on Form S-8 immediately following the effective time (“continuing service providers”) will be converted into a stock option to purchase shares of Ouster common stock (“Ouster Option”) with the same terms and conditions as applied to the option immediately prior to the effective time; however, each Ouster Option will cover a number of shares of Ouster common stock equal to the product of the number of shares of Velodyne common stock subject to the Velodyne option and the exchange ratio and will have an exercise price per share equal to the amount obtained by dividing the per-share exercise price of the Velodyne option by the exchange ratio. Each Velodyne option that is not held by a continuing service provider will terminate immediately prior to the effective time for no consideration.

All Velodyne restricted stock unit (“RSU”) awards held by continuing service providers will be converted into an award of restricted stock units covering Ouster common stock (each, an “Ouster RSU award”) with the same terms and conditions as applied to the Velodyne RSU award immediately prior to the effective time; however, the Ouster RSU awards will cover a number of shares of Ouster common stock equal to the product of the number of shares of Velodyne common stock subject to the Velodyne RSU award and the exchange ratio. Each Velodyne RSU award that is not held by a continuing service provider will terminate immediately prior to the effective time for no consideration.

Each share of Ouster common stock issued upon conversion of a share of Velodyne common stock, as described in this paragraph, that is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, as amended (“Velodyne Restricted Stock”) will be subject to the same substantial risk of forfeiture and will have the same terms and conditions, including vesting, as applied to the Velodyne Restricted Stock immediately prior to the effective time (“Ouster Restricted Stock”), except that any performance goals applicable to Velodyne Restricted Stock will be deemed achieved at the greater of target and actual performance and, as of the effective time, the Ouster Restricted Stock issued on conversion of Velodyne Restricted Stock that was originally scheduled to vest based on performance goals will be subject solely to the service-based vesting schedule otherwise applicable to the Velodyne Restricted Stock.

All shares of Velodyne Restricted Stock and all Velodyne RSU awards held by non-employee members of the Velodyne board of directors will vest in full and become free of any restrictions, including any risk of forfeiture, as of the effective time and will be treated as shares of Velodyne common stock under the merger agreement.

~~At the effective time, each of the public warrants and private warrants of Velodyne (“Velodyne Warrants”) will be converted into a warrant to acquire Ouster common stock (“Ouster Warrant”) with the same terms and conditions as applied to such Velodyne Warrant immediately prior to the effective time; however, such Ouster Warrant will cover a number of shares of Ouster common stock equal to the product of the number of shares of Velodyne common stock subject to the Velodyne Warrant and the exchange ratio and will have an exercise price per share equal to the amount obtained by dividing the per share exercise price of the Velodyne Warrant by the exchange ratio. As of November 15, 2022, Velodyne had (i) outstanding publicly traded warrants exercisable for 4,480,425 shares of common stock at $11.50 per share; and (ii) an outstanding private warrant owned by an affiliate of Amazon Inc., exercisable for up to 39,784,213 shares of common stock at $4.16 per share, 50% of which will vest at the effective time.~~

The mergers will each be treated as a “change in control” or term of similar meaning for purposes of the Velodyne compensation and benefit plans, which determination will result in certain “double trigger” benefits under certain of such plans upon a qualifying termination of employment by certain executives subsequent to the effective time. For more information, see the information provided in the section entitled “Interests of Velodyne’s Directors and Executive Officers in the Mergers” of this joint proxy statement/prospectus.

Q:	How will Velodyne’s public and private warrants be affected by the mergers?

A:

At the effective time, each of the public warrants and private warrants of Velodyne (“Velodyne Warrants”), whether or not then exercisable, will be assumed by Ouster and will be converted into a warrant to acquire Ouster common stock (“Ouster Warrant”) subject to the same terms and conditions as applied to such Velodyne Warrant immediately prior to the effective time; however, each such Ouster Warrant as so assumed and converted will be a warrant to acquire that number of whole shares of Ouster common stock (rounded down to the nearest whole share), equal to the product of the number of shares of Velodyne common stock subject to the Velodyne Warrant and the exchange ratio, and will have an exercise price per share of Ouster common stock equal to the amount obtained by dividing the per share exercise price of the Velodyne Warrant by the exchange ratio. As of November 15, 2022, Velodyne had (i) outstanding publicly traded warrants exercisable for 4,480,425 shares of common stock at $11.50 per share; and (ii) an outstanding private warrant owned by an affiliate of Amazon Inc., exercisable for up to 39,784,213 shares of common stock at $4.16 per share, 50% of which will vest at the effective time.

The Ouster Warrants to be issued in connection with the mergers are expected to be listed for trading on the NYSE American under the symbol “OUST WSA”. Ouster will use its reasonable best efforts to cause the Ouster Warrants to be issued in connection with the mergers to be approved for listing on the NYSE American, subject to official notice of issuance, prior to the effective time. Each of the parties has agreed to cooperate with the other party and to use their respective reasonable best efforts to cause the delisting of the Velodyne Warrants from the Nasdaq and to terminate their registration under the Exchange Act as promptly as practicable following the closing in compliance with applicable law. At the effective time, the currently outstanding publicly traded warrants to acquire Ouster common stock will continue to trade on the NYSE under the symbol “OUST.WS” and to be subject to the terms and conditions of the warrant agreements applicable to such warrants.

The disclosure on page 14 of the Proxy Statement in the section entitled “Questions and Answers” is hereby supplemented by amending the fourth sentence of the first paragraph as follows (with new text underlined):

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Ouster has engaged MacKenzie Partners, Inc., which is referred to as MacKenzie Partners, to assist in the solicitation of proxies for the Ouster special meeting. Ouster estimates that it will pay MacKenzie Partners a fee of approximately $10,000, plus reimbursement of reasonable expenses. Ouster has agreed to indemnify MacKenzie Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). Velodyne has engaged Kingsdale Advisors and Alliance Advisors, which are referred to as Kingsdale and Alliance, respectively, to assist in the solicitation of proxies for the Velodyne special meeting and to provide related advice and informational support, each for a services fee and the reimbursement of customary disbursements, which are estimated to be approximately $27,000 in total. Velodyne has agreed to indemnify Kingsdale and Alliance against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). Ouster and Velodyne also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Ouster common stock and Velodyne common stock, respectively. Ouster’s directors, officers and employees and Velodyne’s directors, officers and employees also may solicit proxies, by telephone, by mail, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

The disclosure on page 15 of the Proxy Statement in the section entitled “Questions and Answers” is hereby supplemented by amending the last paragraph as follows (with new text underlined):

Q:	Whom do I call if I have questions about the Ouster special meeting, the Velodyne special meeting or the mergers?

A:

If you have questions about the Ouster special meeting, the Velodyne special meeting or the mergers, or desire additional copies of this joint proxy statement/prospectus or additional proxies, you may contact:

if you are an Ouster stockholder: MacKenzie Partners, Inc. 1407 Broadway, 27th Floor New York, NY 10018 (212) 929-5500 (Call Collect) Call Toll-Free: (800) 322-2885 proxy@mackenziepartners.com	if you are a Velodyne stockholder: Kingsdale Advisors 745 Fifth Avenue, 5th Floor New York, New York 10151 (646)-851-2790 (Call Collect) Call Toll Free: (877)-659-1821 contactus@kingsdaleadvisors.com

or

Alliance Advisors 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 Toll Free 1-855-796-2124

The disclosure on page 55 of the Proxy Statement in the section entitled “The Velodyne Special Meeting - Proxy Solicitation Costs” is hereby supplemented by amending the fourth paragraph as follows (with new text underlined):

Velodyne has retained Kingsdale Advisors and Alliance Advisors, referred to as Kingsdale and Alliance, respectively, to assist in the solicitation process. Velodyne estimates that it will pay Kingsdale a fee of approximately $15,000, plus reimbursement of reasonable expenses, and that it will pay Alliance a fee of approximately $12,000, plus reimbursement of reasonable expenses. Velodyne also has agreed to indemnify Kingsdale and Alliance against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). Proxies may be solicited on behalf of Velodyne or by Velodyne directors, officers and other employees in person, by mail, by telephone, by facsimile, by messenger, via the Internet or by other means of communication, including electronic communication. Directors, officers and employees of Velodyne will not be paid any additional amounts for their services or solicitation in this regard.

The disclosure on page 55 of the Proxy Statement in the section entitled “The Velodyne Special Meeting - Assistance” is hereby supplemented by amending the last paragraph as follows (with new text underlined):

If you need assistance voting or in completing your proxy card or have questions regarding the Velodyne special meeting or the mergers, please contact Kingsdale, the proxy solicitation agent for Velodyne:

Kingsdale Advisors

745 Fifth Avenue, 5th Floor

New York, New York 10151

(646)-851-2790 (Call Collect)

Call Toll Free: (877)-659-1821

contactus@kingsdaleadvisors.com

or

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Toll Free 1-855-796-2124

The disclosure on page 63 of the Proxy Statement in the section entitled “The Mergers - Background of the Mergers” is hereby supplemented by adding a sentence at the end of the third full paragraph and at the end of the fourth full paragraph as follows (with new text underlined):

On September 8, 2022, Mr. Dolinko and Mr. Horwood exchanged electronic correspondence regarding the terms of the NDA and both parties agreed on the terms of the NDA on that date. The NDA does not contain any standstill or “don’t ask, don’t waive” provisions.

On September 9, 2022, following discussions with their respective management teams, representatives of both companies executed the NDA on behalf of Ouster and Velodyne. Velodyne did not enter into any non-disclosure agreement or similar agreement with other parties that contained standstill or “don’t ask, don’t waive” provisions.

The disclosure on page 70 of the Proxy Statement in the section entitled “The Mergers - Background of the Mergers” is hereby supplemented by amending the second full paragraph as follows (with new text underlined):

Also on October 25, 2022, the closing stock price of Ouster increased substantially such that the relative exchange ratio would result in Ouster stockholders and Velodyne stockholders each receiving 50% of the value of the combined company following the closing based on recent volume weighted average prices of Ouster and Velodyne common stock. On this date, the closing stock price of Ouster was $1.14 and the closing stock price of Velodyne was $0.95. Ouster management and Velodyne management came to an agreement, subject to approval by their respective boards of directors, to proceed with a fixed exchange ratio that would result in Ouster stockholders and Velodyne stockholders each receiving 50% of the value of the combined company following the closing. On October 25, 2022, Mr. Dolinko and Mr. Horwood held a discussion regarding legal diligence matters and transaction timeline and process.

The disclosure on page 72 of the Proxy Statement in the section entitled “The Mergers - Background of the Mergers” is hereby supplemented by amending and restating the fourth full paragraph as follows (with new text underlined):

On November 4, 2022, Dr. Tewksbury and Mr. Pacala further discussed governance matters for the combined company. No negotiations regarding post-closing employment of members of Velodyne’s leadership team with the combined company occurred between Ouster and any Velodyne officers or directors prior to the approval and execution of the merger agreement. Following this discussion, representatives of Latham shared a proposed final draft of the merger agreement with representatives of Skadden, which reflected the proposed exchange ratio, as recommended by Ouster management and Velodyne management. On this date, the Ouster board of directors also held a virtual meeting with Ouster management and representatives of Barclays and Latham, which was held for the purpose of considering approval and adoption of the merger agreement with Velodyne. Representatives of Latham reviewed legal matters including Ouster directors’ duties in connection with the proposed transaction with Velodyne and reviewed with the Ouster board of directors key terms of the merger agreement. Representatives of Barclays then reviewed with the Ouster board of directors its financial analysis of the Ouster exchange ratio in the proposed transaction and delivered to the Ouster board of directors its oral opinion, which was confirmed by delivery of a written opinion dated November 4, 2022, to the effect that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the exchange ratio to be paid by Ouster in the proposed transaction was fair, from a financial point of view, to Ouster, as more fully described in the section entitled “—Opinion of Barclays, Ouster’s Financial Advisor” of this joint proxy statement/prospectus. Following the presentation, Mr. Pacala provided Ouster management’s view of the proposed transaction and the Ouster board of directors discussed the proposed transaction. Following this discussion, the Ouster board of directors approved and adopted the merger agreement, approved the transactions contemplated by the merger agreement and resolved to recommend that Ouster stockholders approve the share issuance proposal.

The disclosure on page 92 of the Proxy Statement in the section entitled “Opinion of BofA Securities, Velodyne’s Financial Advisor” is hereby supplemented by amending the first full paragraph as follows (with new text underlined):

This analysis indicated the following approximate implied per share equity value reference range for Velodyne, based on 259.1 million fully-diluted shares of Velodyne common stock, as provided by Velodyne management, which is referred to as the Velodyne fully-diluted share amount, as compared to the per share price of Velodyne common stock implied by the exchange ratio, based on the closing price of Ouster common stock on November 3, 2022:

Implied Per Share Equity Value Reference Range for Velodyne

EV/CY2024E Revenue	Per Share Price Implied by Exchange Ratio
$0.92 - $1.51	$0.93

The disclosure on page 92 of the Proxy Statement in the section entitled “Opinion of BofA Securities, Velodyne’s Financial Advisor” is hereby supplemented by amending the last three full paragraphs as follows (with new text underlined):

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Velodyne to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Velodyne was forecasted to generate during Velodyne’s fourth quarter of fiscal year 2022 and fiscal years 2023 through 2032 based on the Velodyne management forecasts. BofA Securities calculated terminal values for Velodyne by applying to Velodyne’s estimated unlevered free cash flow in the terminal year a range of perpetuity growth rates of 2.5% to 3.5%, which perpetuity growth rates were selected based on BofA Securities’ professional judgment and experience and input from Velodyne management, taking into account the Velodyne management forecasts and market expectations regarding the long term real growth of gross domestic production and inflation. The cash flows and terminal values were then discounted to present value, which discounted terminal values ranged from approximately $141 million to $287 million, assuming a mid-year convention, as of September 30, 2022 using discount rates ranging from 12.5% to 16.0%, which were based on an estimate of Velodyne’s weighted average cost of capital derived by using the capital asset pricing model, which is referred to as CAPM, which took into account, among other things, the risk free rate, the unlevered beta of certain publicly traded companies and the historical equity risk premium. From the resulting enterprise values, BofA Securities added net cash of $220 million, as of September 30, 2022, to derive equity values.

This analysis indicated the following approximate implied per share equity value reference range for Velodyne, based on the Velodyne fully-diluted share amount, as compared to the per share price of Velodyne common stock implied by the exchange ratio, based on the closing price of Ouster common stock on November 3, 2022:

Implied Per Share Equity Value Reference Range for Velodyne	Per Share Price Implied by Exchange Ratio
$0.66 - $1.27	$0.93

Other Factors.

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•	BofA Securities reviewed the trading range of Velodyne common stock for the 12-month period as of November 3, 2022, which was $0.83 to $7.83.

•

BofA Securities reviewed publicly available equity research analyst price targets for Velodyne common stock available as of November 3, 2022, and noted that the range of such price targets (discounted one year by 14.25% cost of equity, representing the midpoint of the discount rate range used in the discounted cash flow analysis) was $1.31 to $10.50 per share.

The disclosure on page 93 of the Proxy Statement in the section entitled “Opinion of BofA Securities, Velodyne’s Financial Advisor” is hereby supplemented by amending the third full paragraph as follows (with new text underlined):

This analysis indicated the following approximate implied per share equity value reference range for Ouster, based on 212.5 million fully-diluted shares of Ouster common stock, as provided by Ouster management, which is referred to as the Ouster fully-diluted share amount, as compared to the closing price of Ouster common stock on November 3, 2022:

Implied Per Share Equity Value Reference Range for Ouster

EV/CY2024E Revenue	Closing Price of Ouster on November 3, 2022
$0.64 - $1.43	$1.13

The disclosure on page 93 of the Proxy Statement in the section entitled “Opinion of BofA Securities, Velodyne’s Financial Advisor” is hereby supplemented by amending the last full paragraph as follows (with new text underlined):

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Ouster to calculate the estimated present value of the standalone unlevered free cash flows that Ouster was forecasted to generate during Ouster’s fourth quarter of fiscal year 2022 and fiscal years 2023 through 2032 based on the Ouster management forecasts and the extrapolated Ouster forecasts. BofA Securities calculated terminal values for Ouster’s by applying to Ouster’s estimated unlevered cash flow in the terminal year a range of perpetuity growth rates of 2.5% to 3.5%, which perpetuity growth rates were selected based on BofA Securities’ professional judgment and experience and input from Velodyne management, taking into account the Ouster management forecasts, the extrapolated Ouster forecasts and market expectations regarding the long term real growth of gross domestic production and inflation. The cash flows and terminal values were then discounted to present value, which discounted terminal values ranged from approximately $156 million to $318 million, assuming a mid-year convention, as of September 30, 2022 using discount rates ranging from 12.5% to 16.0%, which were based on an estimate of Ouster’s weighted average cost of capital derived by using the CAPM, which took into account, among other things, the risk free rate, the unlevered beta of certain publicly traded companies and the historical equity risk premium. From the resulting enterprise values, BofA Securities added net cash of $115 million, as of September 30, 2022, to derive equity values.

The disclosure on page 94 of the Proxy Statement in the section entitled “Opinion of BofA Securities, Velodyne’s Financial Advisor” is hereby supplemented by amending the first two full paragraphs as follows (with new text underlined):

This analysis indicated the following approximate implied per share equity value reference range for Ouster, based on the Ouster fully-diluted share amount, as compared to the closing price of Ouster common stock on November 3, 2022:

Implied Per Share Equity Value Reference Range for Ouster	Closing Price of Ouster on November 3, 2022
$0.28 - $1.08	$1.13

Other Factors.

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•	BofA Securities reviewed the trading range of Ouster common stock for the 12-month period as of November 3, 2022, which was $0.76 to $7.95.

•

BofA Securities reviewed publicly available equity research analyst price targets for Ouster common stock available as of November 3, 2022, and noted that the range of such price targets (discounted one year by 14.25% cost of equity, representing the midpoint of the discount rate range used in the discounted cash flow analysis) was $1.75 to $6.13 per share.

The disclosure beginning on page 94 of the Proxy Statement in the section entitled “Opinion of BofA Securities, Velodyne’s Financial Advisor” is hereby supplemented by amending the last paragraph as follows (with new text underlined and deleted text stricken):

For Velodyne common stock on a stand-alone basis, BofA Securities used the implied reference range indicated in its discounted cash flow analysis described above under “—Summary of Material Financial Analyses of Velodyne - Discounted Cash Flow Analysis.” BofA Securities then calculated the pro forma equity value per share of Velodyne common stock giving effect to the mergers by performing a pro forma discounted cash flow analysis of Ouster giving effect to the mergers to calculate the estimated present value of the unlevered free cash flows that Ouster was forecasted to generate during Ouster’s fourth quarter of fiscal year 2022 and fiscal years 2023 through 2032, based on the Velodyne management forecasts, the Ouster management forecasts, the extrapolated Ouster forecasts and the synergies. BofA Securities calculated terminal values for Ouster by applying to Ouster’s estimated unlevered cash flow in the terminal year, giving effect to the mergers and based on the Velodyne management forecasts, the Ouster management forecasts, the extrapolated Ouster forecasts and the synergies, a range of perpetuity growth rates of 2.5% to 3.5%, which perpetuity growth rates were selected based on BofA Securities’ professional judgment and experience and input from Velodyne management, taking into account the Velodyne management forecasts, the Ouster management forecasts, the extrapolated Ouster forecasts and market expectations regarding the long term real growth of gross domestic production and inflation. The cash flows and terminal values were then discounted to present value, which discounted terminal values ranged from approximately $365 million to $745 million, assuming a mid-year convention, as of September 30, 2022, using discount rates ranging from 12.5% to 16.0%. From the resulting enterprise values, BofA Securities added net cash of $~~330~~311 million, as of September 30, 2022, to derive equity values.

The disclosure on page 96 of the Proxy Statement in the section entitled “Opinion of BofA Securities, Velodyne’s Financial Advisor” is hereby supplemented by amending the third full paragraph as follows (with new text underlined):

Velodyne has agreed to pay BofA Securities for its services in connection with the mergers an aggregate fee of $4,600,000, $1,000,000 of which was payable in connection with its opinion and the remainder of which is payable immediately prior to or upon closing of the first merger. BofA Securities also will receive, payable upon the consummation of the first merger, $1,200,000 as final payment of its total fee for services rendered to Velodyne in connection with the merger of Velodyne with a subsidiary of Graf Industrial Corp., which portion of such fee the parties previously mutually agreed to defer until the earliest of the consummation of the first merger, the termination of the merger agreement and the expiration or earlier termination by Velodyne of the BofA Securities engagement with respect to the merger, and which amount, if paid other than in connection with the consummation of the first merger, will be $3,000,000. Velodyne also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

The disclosure beginning on page 97 of the Proxy Statement in the section entitled “Certain Financial Forecasts Utilized in Connection with the Mergers - Velodyne Financial Forecasts - Summary” is hereby supplemented as follows (with new text underlined):

Summary of the Financial Forecasts by Velodyne

In contemplation of the proposed mergers, in September 2022 Velodyne’s management prepared financial forecasts for Velodyne’s fiscal years 2022 through 2024 (which we refer to in this joint proxy statement/prospectus as the “September 2022 Velodyne management forecasts”). Velodyne’s management provided the September 2022 Velodyne management forecasts, together with certain extrapolations prepared by Velodyne management, to BofA Securities, and, on October 4, 2022, provided the September 2022 Velodyne management projections to Ouster, who subsequently shared the September 2022 Velodyne management projections with their financial advisor, Barclays.

In early November 2022, prior to the approval of the merger agreement by the Velodyne board of directors, Velodyne’s management revised the September 2022 Velodyne management forecasts (which revised forecasts we refer to in this joint proxy statement/prospectus as the “November 2022 Velodyne management forecasts”) to reflect updated forecasts of Velodyne management, including downward adjustments from the September 2022 Velodyne management forecasts for fiscal years 2022 through 2024 to account for, among other things, updated expectations of Velodyne management in light of Velodyne’s operating performance and anticipated product release timelines and assumptions with respect to its products’ market adoption. The revised management forecasts were intended to provide the Velodyne board of directors with the most current view of Velodyne’s management of Velodyne’s potential prospective financial performance in light of the foregoing as it considered the proposed transaction with Ouster. Velodyne’s management also prepared extrapolations of the November 2022 Velodyne management forecasts through fiscal year 2032 (which extrapolations we refer to in this joint proxy statement/prospectus as the “Velodyne management extrapolations”) based on potential Velodyne longer-term initiatives, and provided the November 2022 Velodyne management forecasts, together with such extrapolations, to BofA Securities for purposes of their financial analyses.

Velodyne management also prepared extrapolations through fiscal year 2032 (which extrapolations we refer to in this joint proxy statement/prospectus as the “Ouster Financial Forecast extrapolations”) for the Ouster Financial Forecasts (described below) and provided the Ouster Financial Forecasts, together with such extrapolations, to BofA Securities for purposes of their financial analyses.

In connection with consideration of the proposed transaction, Velodyne’s management, with input from Ouster management, also prepared an illustrative pro forma income statement for the combined company for fiscal years 2022 through 2025 (which we refer to in this joint proxy statement/prospectus as the “Velodyne management illustrative pro forma income statement”), selected metrics of which are summarized in the below table, along with extrapolations through fiscal year 2032 (which we refer to in this joint proxy statement/prospectus as the “Velodyne management illustrative pro forma income statement extrapolations”), to reflect a possible combination of the companies and potential cost savings and revenue impacts anticipated by Velodyne management to result from the transaction. Velodyne’s management provided the Velodyne management illustrative pro forma income statement, together with such extrapolations, to the Velodyne board of directors for purposes of their consideration of the proposed transaction and to BofA Securities for purposes of their financial analyses.

On November 1, 2022, Velodyne’s management directed BofA Securities to use and rely upon the November 2022 Velodyne management forecasts (including the extrapolations described above), the Velodyne management illustrative pro forma income statement (including the extrapolations described above), and the Ouster Financial Forecasts (including the extrapolations described above) in connection with BofA Securities’ financial analyses and opinion. BofA Securities’ financial analyses and opinion are described under “The Mergers—Opinion of BofA Securities, Velodyne’s Financial Advisor” of this joint proxy statement/prospectus. Also on November 1, 2022, the revenue, gross profit, operating expenses and non-GAAP operating profit after tax components of the November 2022 Velodyne management forecasts, with respect to fiscal years 2022-2024, were provided to Barclays and subsequently shared by Barclays with Ouster.

The following table reflects selected metrics (in millions) included in the November 2022 Velodyne management forecasts:

Velodyne Management Forecasts	Fiscal Year Ending December 31,
	2022E	2023E	2024E
Revenue(1)	$51.0	$61.1	$95.3
Non-GAAP Cost of Goods Sold(2)	$64.0	$50.0	$65.1
Gross Profit(3)	$(13.0)	$11.1	$30.2
Operating Expenses(4)	$119.6	$106.8	$92.8
Non-GAAP Operating Profit	$(132.6)	$(95.7)	$(62.6)
(-) Tax	$0.0	$0.0	$0.0
Non-GAAP Operating Profit after Tax	$(132.6)	$(95.7)	$(62.6)
(-) Tax-Effected SBC(5)	$(17.0)	$(15.9)	$(15.9)
(+) Depreciation	$7.4	$5.2	$4.8
(+) / (-) Change in NWC(6)	$(7.2)	$(0.8)	$(3.1)
(-) Capital Expenditures	$(5.7)	$(4.0)	$(4.0)
Unlevered Free Cash Flow	$(155.1)	$(111.2)	$(80.8)
Adjusted EBITDA(7)	$(125.2)	$(90.5)	$(57.8)

(1)	September 2022 Velodyne management forecasts provided for the following approximate estimated revenue (in millions): 2022E: $51.0; 2023E: $61.1; 2024E: $110.3.
(2)

Non-GAAP Cost of Goods Sold represents Velodyne’s Cost of Goods Sold under Generally Accepted Accounting Principles, taking into account certain non-cash or non-operating items or unusual items, such as a discontinued product line, inventory reserves and losses related to a product transition, terminated contract expense, stock-based compensation and related employer payroll taxes. Velodyne management determined that such Non-GAAP measure was useful in evaluating Velodyne’s forecast.

(3)	September 2022 Velodyne management forecasts provided for the following approximate estimated gross profit (in millions): 2022E: $(12.9); 2023E: $11.1; 2024E: $35.0.
(4)	September 2022 Velodyne management forecasts provided for the following approximate estimated operating expenses (in millions): 2022E: $119.6; 2023E: $103.8; 2024E: $92.8.
(5)	September 2022 Velodyne management forecasts provided for the following approximate estimated stock-based compensation figures (in millions): 2022E: $21.6; 2023E: $20.2; 2024E: $20.2.

(6)	September 2022 Velodyne management forecasts provided for the following approximate changes in working capital (in millions): 2022E: $(7.2); 2023E: $7.5; 2024E: $(14.4).
(7)

“Adjusted EBITDA” refers to earnings before interest, taxes, depreciation and amortization, and excludes stock-based compensation, restructuring and other costs, net, acquisition-related costs, net and certain other expenses that result from unplanned events outside the ordinary course of continuing operations or are infrequent in nature. Adjusted EBITDA is a non-GAAP measure, and Velodyne’s calculation of Adjusted EBITDA may differ from other companies. September 2022 Velodyne management forecasts provided for the following approximate estimated Adjusted EBITDA (in millions): 2022E: ($125.2); 2023E: ($87.5); 2024E: ($53.0E).

The following table reflects selected metrics included in the Velodyne management extrapolations:

	Fiscal Year Ending December 31
	Extrapolation
	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$192	$277	$392	$526	$665	$791	$882	$917
EBITDA	($32)	($3)	$20	$50	$79	$109	$133	$136
Unlevered Free Cash Flow	($68)	($41)	($21)	$7	$35	$66	$96	$107

The following table reflects selected metrics (in millions) included in the Ouster Financial Forecast extrapolations:

	Fiscal Year Ending December 31
	Extrapolation
	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$294	$412	$549	$692	$820	$913	$949
EBITDA	($6)	$21	$54	$88	$118	$133	$156
Unlevered Free Cash Flow	($53)	($28)	$2	$35	$67	$88	$119

The following table reflects selected metrics included in the Velodyne management illustrative pro forma income statement:

$mm	2022E	2023E	2024E	2025E
Revenue	$95.5	$114.2	$166.5	$294.7
Gross Profit	$(0.1)	$33.5	$58.3	$103.9
Opex	$232.7	$161.5	$93.4	$102.2

The following table reflects selected metrics (in millions) included in the Velodyne management illustrative pro forma income statement extrapolations:

	Fiscal Year Ending December 31
	Extrapolation
	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$432	$609	$812	$1,024	$1,216	$1,354	$1,408
EBITDA	$71	$105	$148	$192	$252	$282	$303
Unlevered Free Cash Flow	$36	$68	$77	$104	$153	$182	$207

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations of the management of Ouster and Velodyne that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction; the cash position of the combined company; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Ouster’s and Velodyne’s plans, estimates or expectations could include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Ouster’s and Velodyne’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the potential failure to satisfy the conditions to the consummation of the proposed transaction, including obtaining stockholder and regulatory approvals; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the proposed transaction on the ability of Ouster or Velodyne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Ouster or Velodyne does business, or on Ouster’s or Velodyne’s operating results and business generally; (v) Ouster’s or Velodyne’s respective businesses may suffer as a result of uncertainty surrounding the proposed transaction and disruption of management’s attention due to the proposed transaction; (vi) the outcome of any legal proceedings related to the proposed transaction or otherwise, or the impact of the proposed transaction thereupon; (vii) Ouster or Velodyne may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the proposed transaction; (ix) restrictions during the pendency of the proposed transaction that may impact Ouster’s or Velodyne’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that Ouster or Velodyne may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required governmental and regulatory approvals may delay the consummation of the proposed transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the proposed transaction or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of the Ouster shares to be issued in the proposed transaction; (xiv) the risk that integration of the proposed transaction post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects and synergies expected from the proposed transaction, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations and risks associated with doing business locally and internationally, as well as fluctuations in the market price of Ouster’s and Velodyne’s traded securities; (xvi) the impact of the COVID-19 pandemic on Ouster’s and Velodyne’s business and general economic conditions; (xvii) the market for and adoption of lidar and related technology and the combined company’s ability to compete in a market that is rapidly evolving and subject to technological developments; (xviii) the impact of cost increases and supply chain shortages in the components needed for the production of lidar products and related technology; and (xix) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Ouster’s and Velodyne’s response to any of the aforementioned factors. Additional factors that may affect the future results of Ouster and Velodyne are set forth in their respective filings with the United States Securities and Exchange Commission (the “SEC”), including each of Ouster’s and Velodyne’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Ouster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 in Part I, Item 1A, “Risk Factors,” as updated by Ouster’s most recent Quarterly Report on Form 10-Q in Part II, Item 1A, “Risk Factors” and Velodyne’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, in Part II, Item 1A, “Risk Factors.” The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Ouster and Velodyne and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements.

Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this document. While Ouster and Velodyne may elect to update such forward-looking statements at some point in the future, they disclaim any obligation to do so, other than as may be required by law, even if subsequent events cause their views to change.

Additional Information

In connection with the proposed transaction, Ouster and Velodyne have filed with the SEC, and the SEC has declared effective on December 8, 2022, a registration statement on Form S-4 (File No. 333-268556), as amended, that includes a joint proxy statement of Ouster and Velodyne and also constitutes a prospectus with respect to shares of Ouster’s common stock to be issued in the proposed transaction (the “Joint Proxy Statement/Prospectus”). Velodyne and Ouster commenced mailing of the Joint Proxy Statement/Prospectus to their respective stockholders on December 9, 2022 and December 14, 2022, respectively. This report is not a substitute for the Joint Proxy Statement/Prospectus or any other document which Ouster or Velodyne may file with the SEC. INVESTORS AND OUSTER’S AND VELODYNE’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF OUSTER AND VELODYNE WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the Joint Proxy Statement/Prospectus and other documents containing important information about Ouster and Velodyne that are filed or will be filed with the SEC by Ouster and Velodyne from the SEC’s website at www.sec.gov. Ouster and Velodyne make available free of charge at www.ouster.com and www.velodynelidar.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

No Offer or Solicitation

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

Ouster, Velodyne and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Ouster and Velodyne in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Ouster’s directors and executive officers in Ouster’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 28, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 27, 2022. Securityholders may obtain information regarding the names, affiliations and interests of Velodyne’s directors and executive officers in Velodyne’s definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 29, 2022. Additional information regarding the interests of such individuals in the proposed transaction is included in the Joint Proxy Statement/Prospectus filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov, Ouster’s website at www.ouster.com and Velodyne’s website at www.velodynelidar.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

January 13, 2023	By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary